BOMBSHELL TECHNOLOGIES, INC.

(Formerly Bombshell Technologies, LLC)
FINANCIAL STATEMENTS

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Stockholders
of Bombshell Technologies, Inc.
We have audited the accompanying financial statements of Bombshell Technologies, Inc. (a Nevada corporation), (formerly Bombshell Technologies, LLC) which comprise the balance sheet as of December 31, 2018, and the related statements of operations, members’ deficit, and cash flows for the period November 5, 2018 through December 31, 2018, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bombshell Technologies, Inc. (formerly Bombshell Technologies, LLC) as of December 31, 2018, and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ L J Soldinger Associates, LLC
Deer Park, IL
October 9, 2019

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
BALANCE SHEET

December 31,
2018

Assets
Current assets:
Cash	$36,566
Accounts receivable	2,484
Accounts receivable, related parties	26,298
Prepaid expenses, related parties	12,251
Other receivable, related parties	44,154
Total current assets	121,753

Intangibles and other assets	200
Total Assets	$121,953

Liabilities and Members’ Deficit
Current liabilities:
Accounts payable and accrued liabilities	$23,471
Accounts payable and accrued liabilities, related parties	34,693
Unearned revenue, related parties	10,000
Customer deposits, related parties	64,255
Total current liabilities	132,419

Total liabilities	132,419

Members’ Deficit:
Total members’ deficit	(10,466)
Liabilities and Members’ Deficit	$121,953
See accompanying notes to the audited financial statements

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
STATEMENT OF OPERATIONS

From Inception (November 5, 2018)
To December 31, 2018
Revenue	2,484
Revenue, related parties	77,043
Total revenue	$79,527

Cost of sales
Cost of sales, related parties	34,692
Cost of sales, nonrelated parties	21,610
Total cost of sales	56,302

Gross profit	23,225

Operating expenses:
Professional fees	24,978
General and administrative – related parties	5,486
General and administrative	3,227
Total operating expenses	33,691

Loss from operations	(10,466)

Net loss	$(10,466)

See accompanying notes to the audited financial statements

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
STATEMENT OF MEMBERS’ DEFICIT
from Inception (November 5, 2018) to December 31, 2018

Total

Balance, Inception	$-

Net loss for the period	(10,466)
Balance, December 31, 2018	$(10,466)
See accompanying notes to the audited financial statements

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
STATEMENT OF CASH FLOWS

From Inception (November 5, 2018)
To December 31, 2018

Cash flows from operating activities:
Net loss	$(10,466)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accounts receivable	(2,484)
Accounts receivable, related parties	(26,298)
Prepaid expenses, related parties	(12,251)
Other receivable, related parties	(44,154)
Accounts payable and accrued liabilities	23,471
Accounts payable and accrued liabilities, related parties	34,693
Customer deposits	64,255
Unearned revenue	10,000
Net cash used in operating activities	36,766

Cash flows from investing activities:
Purchases of intangibles	(200)
Net cash used in investing activities	(200)

Cash flows from financing activities:
Net cash provided by financing activities	-

(Decrease) increase in cash	36,566

Cash, beginning of the period	-
Cash, end of the period	$36,566

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$-
Taxes	$-

See accompanying notes to the audited financial statements

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Organization

Bombshell Technologies, Inc. (the “Company” or “Bombshell”) (formerly Bombshell Technologies, LLC) was formed in the State of Nevada on November 5, 2018 as a limited liability company and filed articles of conversion on June 24, 2019 whereunder the Company became a corporation. Under the plan of conversion, the members exchanged their membership interests on a one for one basis for shares of the authorized common stock of the surviving entity so that one membership unit in the limited liability company received one share of common stock in the newly formed corporation, with no par value.

Bombshell is a software development service provider with a focus on the financial services sector having operations in both Nevada and Louisiana. We provide software to several large financial services organizations and are focused on innovative industry-specific solutions for sales teams and management. Bombshell’s current software suite delivers customized back office compliance, sophisticated multi-pay commission processing, and a unique new client application submission system, along with digital engagement marketing services centric to financial services.

NOTE 2 – Summary of Significant Accounting Policies

Fiscal year end

The Company has selected December 31 as its fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions which affect the amounts reported in these consolidated financial statements, the notes thereto, and the disclosure of contingent assets and liabilities at the date of the financial statements. Significant items subject to such estimates and assumptions include revenue recognition related to contracts accounted for under the percentage of completion method over the term of the customization of software for a customer. Actual results could differ from those estimates.

Accounts Receivable and Allowance for Doubtful Accounts

The Company determines the allowance for doubtful accounts by considering a number of factors, including the length of time the accounts receivable are beyond the contractual payment terms, previous loss history, and the customer’s current ability to pay its obligation. When the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, the Company records a charge to the allowance to reduce the customer’s related accounts. During the period from inception to December 31, 2018, the allowance for doubtful accounts is zero.

Intangible Assets

The Company’s intangible assets consist of intellectual property.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements, defines fair value as the price at which an asset could be exchanged or a liability transferred in an orderly transaction between knowledgeable, willing parties in the principal or most advantageous market for the asset or liability. Where available, fair value is based on observable market prices or derived from such prices. Where observable prices or inputs are not available, valuation models are applied which may involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity.

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Summary of Significant Accounting Policies (continued)

Income Taxes

The Company operates as a limited liability company as of December 31, 2018 and through the period ended June 24, 2019 when it converted to a C corporation. It was taxed as a partnership in 2018.  As such, earnings and losses from the Company are included on the individual members’ income tax returns and taxed, accordingly.

U.S. GAAP requires management to evaluate tax positions taken by the Company and recognize a tax liability if the Company has taken an uncertain position that is more likely than not would be sustained upon examination by the Internal Revenue Service.  Management has analyzed the Company’s tax positions and believes there are no uncertain positions taken or expected to be taken that would require recognition of a liability or disclosure in the financial statement.

Tax years from inception to the year ended December 31, 2018 have been filed and are open for examination by the taxing authorities. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented above. The Company had no accruals for interest and penalties at December 31, 2018.

NOTE 3 – Revenue Recognition under ASC 606

The Company has adopted accounting standard, ASC 606 “Revenue from Contracts with Customers” and all related amendments to the new accounting standard to contracts.

Revenues from contracts with customers are recognized when control of promised goods and services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company recognizes revenue using the five-step model as prescribed by ASC 606:

1)	Identification of the contract, or contracts, with a customer;
2)	Identification of the performance obligations in the contract;
3)	Determination of the transaction price;
4)	Allocation of the transaction price to the performance obligations in the contract; and
5)	Recognition of revenue when or as, the Company satisfies a performance obligation.

When a contract with a customer is signed, the Company assesses whether collection of the fees under the arrangement is probable. The Company estimates the amount to reserve for uncollectible amounts at the end of each reporting period based on the aging of the contract balance, current and historical customer trends, and communications with its customers. These reserves are recorded against the related accounts receivable.

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 – Revenue Recognition under ASC 606 (continued)

The transaction price is the consideration that the Company expects to receive from its customers in exchange for its products or services. In determining the allocation of the transaction price, the Company identifies performance obligations in contracts with customers, which may include subscriptions to software and services, support, professional services and customization.  In the case of the Company’s software contracts and support services prices are predetermined based on the specific terms of the contract either in flat fee customization/license fee charges or as hourly support and/or software customization charges. Charges relative to license fees are amortized over the term of the license. Charges relative to customization of the software are charged over the term of the scope of work on a percentage of completion basis. Charges relative to support and ongoing services and professional fees are charged when incurred and control has been transferred or the work has been completed. License fees and customization of software

License fees are charged as flat fees which are amortized over the term of the contract.  For contracts with elements related to customized software solutions and certain build-outs or software systems that require significant modification or customization, the Company will recognize revenue using the percentage-of-completion method. In using the percentage-of-completion method, revenues are generally recorded based on completion of milestones under a scope of work or based on total estimated cost of work and percentage completion as at the balance sheet date.

Software Revenue

The Company generates software revenue monthly on a single fee per subscribed user basis.  The Company recognizes software revenue monthly on a per user for each user that is able to deploy software and provided all revenue recognition criteria have been met. If the revenue recognition criteria has not been met, the revenue is deferred or not recognized.

Customization, support and maintenance

Revenue from the Company’s customization of software to meet a particular client’s needs is recognized on a percentage of completion basis over the term of the customization work and until control of the goods or services is transferred to the customer or such date the customer agrees the scope of work has been completed and the intended functionality of the software is complete and able to perform the desired service.  Support and maintenance revenue is generated from recurring monthly support and is invoiced monthly based on hourly fees at predetermined rates based on each customer contract.  The Customer is credit a certain number of services hours monthly based on the numbers of users actively subscribed to the software which amounts offset any monthly user fees.

Support and maintenance services include e-mail and telephone support, unspecified rights to software fixes and product updates and upgrades and enhancements available on a when-and-if available basis.

Professional services and other

Professional services and other revenue is generated through services including onsite training, product implementation and other similar services.  Professional services are generally flat fee services based on a number of hours or scope of work for each specific service. Depending on the services to be provided, revenue from

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 – Revenue Recognition under ASC 606 (continued)

Professional services and other (cont’d)

professional services and other is generally recognized at the time of delivery when the services have been completed and control has been transferred.

Unearned Revenue

Unearned revenue represents billings or payments received in advance of revenue recognition and is recognized upon transfer of control. Balances consist primarily of license fees being amortized over the term of the customer contract and customization services which have not yet been concluded and are being deferred using the percentage-of-completion method.

NOTE 4 - Related Party Transactions

Prepaid – Related Party

As of December 31, 2018, the Company had prepaid commissions in the amount of $12,251 to Zeake, LLC, a company controlled by two of our members.

Intellectual Property Assignment Agreements

On November 5, 2018, the Company entered into an intellectual property assignment agreement with Bombshell Software, LLC, a Louisiana limited liability company controlled by Mr. Joel Bonnette, one of the Company’s members.  Bombshell Software has created, developed and/or programmed certain patentable and /or copyrightable technology, software, applications, code, technical information, data trade secrets (“Developments”) and other work product (“Work Product”). Under the intellectual property assignment agreement, Bombshell Software assigned, transferred and set over to the Company all rights, title and interests in and to all Developments and all Work Product for the sum of one hundred dollars ($100).

On December 10, 2018, the Company entered into an intellectual property assignment agreement with Trendsic Corporation Inc. (“Trendsic”), a Louisiana corporation controlled by Mr. Joel Bonnette, one of the Company’s members, and a third party.  Trendsic has created, developed and/or programmed certain patentable and /or copyrightable technology, software, applications, code, technical information, data trade secrets (“Developments”) and other work product (“Work Product”). Under the intellectual property assignment agreement, Trendsic assigned, transferred and set over to the Company all rights, title and interests in and to all Developments and all Work Product for the sum of one hundred dollars ($100).

US GAAP requires transfer of assets from related parties to be recorded at its carrying value, which was nominal in both of the above assignments.

Revenue

During the fiscal year ended December 31, 2018, the Company’s revenue was generated from contracts with four related parties. Two related parties each represented more than 10% of revenues.  Invoices issued to Superior Performers, Inc., controlled by member Andy Albright, and Appreciation Financial, LLC, controlled by member Terry Kennedy, accounted for total revenues of $57,800.  The Company was owed accounts receivables of $26,298 from three related parties as of December 31, 2018.

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
NOTES TO FINANCIAL STATEMENTS

NOTE 4 – Related Party Transactions (continued)

Costs of Goods

During the fiscal year ended December 31, 2018, the Company received invoices for software development and professional services from Trendsic, a limited liability company controlled by member Jonathan Bonnette, totaling $34,692, which amounts were recorded as Costs of Sales – related parties.

Other Receivables

As of December 31, 2018, the Company had made non-interest bearing cash advances in the amount of $19, 279 to Trendsic.  In addition, a December 2018 payment of $25,000 from a related party that was intended to be sent to the Company and applied to accounts receivable-related party was erroneously sent to Bombshell Software, a related party. The Company recorded the transaction by recording an other receivable related party of $25,000 and a liability related party of $25,000.

Customer Deposit

The Company received a deposit of $100,000 to be applied to customization of its software from a related party  The deposit was reduced by a December invoice for services provided in the amount of $35,745 leaving a balance of customer deposit of $64,255 as of December 31, 2018.  The invoice included $10,000 charged under the terms of a license agreement, which the Company entered into in January 2019 with the related party.  The $10,000 in respect of the license agreement is reflected in deferred revenue and will be recognized over the two-year term of the license.

NOTE 5 – Unaudited Proforma Information

The Company filed articles of conversion on June 24, 2019 whereunder the Company became a corporation. Under the plan of conversion, the members exchanged their membership interests on a one for one basis for shares of the authorized common stock of the surviving entity so that one membership unit in the limited liability company received one share of common stock in the newly formed corporation, with no par value.

Proforma Equity information is provided below:

Equity presentation as limited liability company:
December 31, 2018

Members’ deficit:
Total members’ deficit	$(10,466)

Proforma equity information as a corporation:

December 31, 2018

Stockholders' equity
Common stock, no par value: shares authorized 133,556; 113,556 shares issued and outstanding at December 31, 2018	$-
Accumulated deficit	(10,466)
Total stockholder's deficit	$(10,466)

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
NOTES TO FINANCIAL STATEMENTS

NOTE 6 – Membership Equity
The Company had 133,556 membership units outstanding as of December 31, 2018.  On January 14, 2019 the Company’s members entered into private transactions whereunder a limited liability company controlled by an existing member acquired a cumulative 10% of the membership units (13,356 units) as to 5% from a single member and 1.25% from each of the other four members.  Subsequently on January 21, 2019 a third party acquired 10% of the membership units (13,356 units) as to 5% from a single member and 1.25% from each of the other four members  in consideration for an investment of $700,000 which amount was subsequently distributed to the original members. Total membership units outstanding remained unchanged at the conclusion of the aforementioned transactions.
NOTE 7 – Subsequent Events

On June 20, 2019 the Company and Joel Bonnette entered into an executive employment agreement whereunder Mr. Bonnette shall earn an annual salary of $150,000 with a term of one (1) year, automatically renewable for further a further one (1) year term unless written notice is provided by either party within thirty (30) days of the initial term or renewal term.

On July 23, 2019, (the “Closing Date”), the Company was acquired by Grow Capital, Inc. (“Grow”) a Nevada corporation, pursuant to a stock exchange agreement (the “Exchange Agreement”), dated June 26, 2019, by and between Bombshell, the shareholders of Bombshell (the “Bombshell Holders”) and Grow. At the Closing, Bombshell became a wholly-owned subsidiary of Grow.

Immediately prior to the Closing, Grow, Bombshell and the Bombshell Holders entered into an amendment to the Exchange Agreement (the “Amendment”).  Pursuant to the Amendment, at the Closing, Grow acquired 100% of the outstanding shares of Bombshell (the “Bombshell Shares”) in exchange for the Bombshell Holders receiving the right to receive 110,675,328 shares (the “Consideration Shares”) of unregistered shares of the Grow Common Stock on a pro rata basis (the “Exchange”), 33,000,000 of which were issued to the Bombshell Holders (the “Closing Shares”) at the Closing on a pro rata basis.  The remaining 77,675,328 Consideration Shares (the “Secondary Shares”) were issued on September 3, 2019, to the Bombshell Holders upon Grow filing an effective amended and restated article of incorporation (the “Charter Amendment”) that increased their number of authorized shares of Common Stock.  The Bombshell Holders are also eligible to receive earn-out consideration of up to an additional 36,769,215 shares of Common Stock (the “Earn-out Shares”) earnable in tranches of 12,256,405 shares of Common Stock in each of the second, third and fourth years after the Closing, based on whether Bombshell is able to meet certain Earnings Before Interest and Taxes thresholds in each year.
The Company has evaluated subsequent events through October 7, 2019, the date these financial statements were available for issuance.